Exhibit 10.3

BCD SEMICONDUCTOR MANUFACTURING LIMITED

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated as of [—], and is between BCD Semiconductor Manufacturing Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and [—] (“Indemnitee”).

RECITALS

A.        The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee.

B.        The Company and Indemnitee recognize that individuals are reluctant to serve as directors or officers of corporations or in certain other capacities unless they are provided with adequate protection through insurance or indemnification against the risks of litigation and claims against them arising out of such service.

C.        In light of the increases in corporate litigation in general, and the limited protections provided by applicable law, the Company’s governing documents and any insurance, Indemnitee may not be willing to serve as a director or officer without additional protection.

D.        In order to induce Indemnitee to continue to provide services to the Company, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee as permitted by applicable law.

E.        This Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s articles of association, and any resolutions adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of Indemnitee thereunder.

The parties therefore agree as follows:

1.    Definitions.

(a)        A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)        Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty (20) percent or more of the combined voting power of the Company’s then outstanding securities;

(ii)        Change in Board Composition. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company’s board of directors, and any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(a)(i), 1(a)(iii) or 1(a)(iv)) whose election by the board of directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Company’s board of directors;

(iii)        Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv)        Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v)        Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 1(a), the following terms shall have the following meanings:

(1)        “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended; provided, however, that “Person” shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(2)        “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the shareholders of the Company approving a merger of the Company with another entity or (ii) the Company’s board of directors approving a sale of securities by the Company to such Person.

(b)        “Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise.

(c)        “Enterprise” means the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary.

(d)        “Expenses” include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent, (ii) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, and (iii) Expenses incurred in a Declaratory Action pursuant to Section 10(c). Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e)        “Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f)        “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that Indemnitee is or was a director or officer of the Company, (ii) any action taken by Indemnitee or any action or inaction on Indemnitee’s part while acting as a director or officer of the Company, or (iii) the fact that he or she is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.

(g)        Reference to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2.    Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein.

3.    Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that such court or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as such court or such other court shall deem proper.

4.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that Indemnitee is a party to or a participant in and is successful (on the merits or otherwise) in defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. To the extent permitted by applicable law, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, in defense of one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter. For purposes of this section, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5.    Indemnification for Expenses of a Witness. To the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

6.    Additional Indemnification.

(a)        Notwithstanding any limitation in Sections 2, 3 or 4, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the Proceeding or any claim, issue or matter therein.

(b)        For purposes of Section 6(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i)        the fullest extent permitted by the provision of the laws of the Cayman Islands or otherwise, as applicable, that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of such laws; and

(ii)        the fullest extent authorized or permitted by any amendments to or replacements of the laws of the Cayman Islands or otherwise, as applicable, adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

7.    Exceptions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement:

(a)        To indemnify Indemnitee for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, if applicable, or similar provisions of U.S.

federal, state or local statutory law or common law, if Indemnitee is held conclusively by a court of competent jurisdiction to be liable therefor (including pursuant to any settlement arrangements);

(b)        To indemnify Indemnitee for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(c)        To advance expenses or provide indemnification in connection with any Proceeding (or any part of any Proceeding) initiated or brought voluntarily by Indemnitee, and not by way of defense, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Company’s board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; (iii) with respect to Proceedings brought to establish or enforce a right to indemnification or advancement under this Agreement or any other agreement, insurance policy, or under the Company’s Articles of Association, as now or hereafter in effect; or (iv) otherwise required by applicable law; or

(d)        To provide indemnification for any acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law.

8.    Advancement of Expenses. The Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made as soon as reasonably practicable, but in any event no later than thirty (30) days after the receipt by the Company of a written statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 8 shall not apply to the extent advancement is prohibited by law and shall not apply to any Proceeding for which indemnity is not permitted under this Agreement, but shall apply to any Proceeding referenced in Section 7(a) or 7(b) prior to a determination that Indemnitee is not entitled to be indemnified by the Company.

9.    Procedures for Notification and Defense of Claim.

(a)        Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of notice thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights, except to the extent that such failure or delay materially prejudices the Company.

(b)        If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all reasonable and necessary action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)        In the event the Company may be obligated to provide indemnification in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of Indemnitee’s counsel to the extent (i) the employment of counsel by Indemnitee is authorized by the Company, (ii) the Company shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, (iii) the fees and expenses are non-duplicative and reasonably incurred in connection with Indemnitee’s role in the Proceeding despite the Company’s assumption of the defense, (iv) the Company is not financially or legally able to perform its indemnification obligations or (v) the Company shall not have retained, or shall not continue to retain, such counsel to defend such Proceeding. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any Proceeding (or any part thereof) without the consent of Indemnitee. Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(d)        Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s personal expense. The Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) entered into without the Company’s prior written consent, which shall not be unreasonably withheld.

10.  Procedures upon Application for Indemnification.

(a)        To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Proceeding. Any delay in providing the request will not relieve the Company from its obligations under this Agreement, except to the extent such failure is prejudicial. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, to the extent permitted by applicable law.

(b)        If a Change in Control has occurred, upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made, at the election of Indemnitee, by Independent Counsel selected by and paid for by the Company in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) business days after such determination.

(c)        If at any time the Company believes that Indemnitee has not met the standards of conduct which make it permissible under applicable law to indemnify Indemnitee or advance expenses for the amount(s) claimed, the Company may file an action to obtain a declaratory judgment that Indemnitee is not entitled under applicable law to receive indemnification or advancement from the Company (“Declaratory Action”). In any such Declaratory Action, the burden of proof shall be on the Company to establish that Indemnitee is not entitled to indemnification or advances. If the Company files a Declaratory Action, Indemnitee shall be entitled to receive interim payment of Expenses pursuant to Section 8 including Expenses defending a Declaratory Action unless and until the court issues an order or judgment that Indemnitee is not entitled under applicable law to receive indemnification or advancement from the Company. In the event of an order or judgment in a Declaratory Action that Indemnitee is not entitled under applicable law to receive indemnification or advancement from the Company, the Company shall have no further obligation under this Agreement, the Company’s articles of association, or any other applicable law, statute or rule to provide indemnification or advancement of Expenses to Indemnitee.

(d)        Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.

11.  Presumptions and Effect of Certain Proceedings.

(a)        The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(b)        Neither (i) the failure of the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or shareholders to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or shareholders that Indemnitee has not met the applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(c)        None of the knowledge, actions or failure to act of any other director, officer, agent or employee of the Enterprise shall be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

12.  Non-exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s articles of association, any agreement, a vote of shareholders or a resolution of directors, or otherwise. To the extent that a change in the laws of the Cayman Islands, or otherwise, as applicable, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s articles of association and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

13.  No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.

14.  Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, trustees, general partners, managing members, officers, employees, agents or fiduciaries of the Company or any other Enterprise, Indemnitee shall be covered by such policy or policies to the same extent as the most favorably-insured persons under such policy or policies in a comparable position.

15.  Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16.  No Construction as Employment Agreement. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee, and nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

17.  Successors. This Agreement shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

18.  Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19.  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s articles of association and applicable law.

20.  Modification and Waiver. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by the parties hereto. No amendment, alteration or repeal of this Agreement shall adversely affect any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

21.  Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a)        if to Indemnitee, to Indemnitee’s address, facsimile number or electronic mail address as shown on the signature page of this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof; or

(b)        if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at No. 1600, Zi Xing Road, Shanghai ZiZhu Science Park, 200241, China, or at such other current address as the Company shall have furnished to Indemnitee, with a copy (which shall not constitute notice) to Ms. Carmen Chang, Wilson Sonsini Goodrich & Rosati, P.C., Jin Mao Tower, 38F, Unit 01-04, 88 Century Boulevard, Pudong New Area, Shanghai 200121, China.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a internationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the mail in China, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

22.  Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware of the United States, without regard to conflict of laws rules. The Company and Indemnitee hereby (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the State of Delaware of the United States, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the State of Delaware of the United States for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware of the United States, National Corporate Research, Ltd. as its agent in the State of Delaware of the United States as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware of the United States, waive any objection to the laying of venue of any such action or proceeding in the State of Delaware of the United States, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the State of Delaware of the United States has been brought in an improper or inconvenient forum.

23.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same

Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.  Captions. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

The parties are signing this Indemnification Agreement as of the date stated in the introductory sentence.

BCD SEMICONDUCTOR MANUFACTURING LIMITED

(Signature)

(Print name)

(Title)

[INSERT INDEMNITEE NAME]

(Signature)

(Print name)

(Address)